EXHIBIT 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

        I hereby consent to the incorporation by reference of my report dated June 28, 2017 relating to the financial statements of IEH Corporation (the “Company”) as of and for the year ended March 31, 2017 included in this Annual Report on Form 10-K into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-224675).

/s/ Jerome Rosenberg, CPA, P.C.
Jerome Rosenberg, CPA, P.C.

Melville, New York

July 11, 2018